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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 1, 1996, relating to the financial statements of Elcom Technologies Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Philadelphia, Pennsylvania
October 15, 1996